Exhibit for N-SAR Item 77 D

1.     For series 6, the Eagle Mid Cap Growth Fund, and series 8, the Eagle Large Cap Core Fund, the supplement to the prospectus for Eagle Series Trust, dated August 29, 2008 to the prospectus dated March 1, 2008 filed on August 28, 2008 (SEC Accession No. 0000898432-08-000863).

2.      For series 1, the Eagle Small Cap Growth Fund, the supplement to the prospectus for Eagle Series Trust, dated October 1, 2008 to the prospectus dated March 1, 2008 filed on September 23, 2008 (SEC Accession No. 0000898432-08-000944).